Surna, Inc. Announces Retirement of Shares, Settlement of Debt

BOULDER, CO – August 12, 2015 – Surna, Inc. (OTCQB: SRNA), a technology company that engineers state-of-the art equipment for controlled environment agriculture (“CEA”) with expertise in cannabis cultivation, announced today the retirement of 21,428,023 shares of its common stock previously held by Tom Bollich, Surna’s former Chief Executive Officer, and the elimination of its outstanding debt to him.

In an agreement on August 6, 2015, Bollich agreed to discharge Surna’s debt of $192,034 and he agreed to continue to abide by trading restrictions imposed on Company insiders despite no longer serving as a director or manager of the Company. The retirement of his common shares was not pursuant to any agreement with the Company.

“I returned these shares and settled this debt because I continue to believe in this company; its future is bright,” stated Bollich. “Although I am no longer its CEO, I still support Surna and expect it to succeed brilliantly, so I have kept some of my original shares. I have the Company’s best interest in mind, and the retirement of a majority of my equity shows my continued support. Furthermore, I worked closely with long-term investors to dispense a minority of my shares in a private sale that I believe will bolster Surna’s shareholder base.”

The retired shares represent about 17% of Surna’s issued and outstanding shares as of June 30, 2015.

“We appreciate Tom’s demonstration of his confidence in the company. We are thankful for his previous service to Surna and look forward to continuing our growth and success in expanding our operational capabilities,” said Tae Darnell, Surna’s President and interim Principal Executive Officer.

About Surna:

Surna, Inc. (www.surna.com) develops innovative technologies and products that monitor, control and or address the energy and resource intensive nature of indoor cannabis cultivation. Currently, the Company’s revenue stream is based on its main product offerings – supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, CO, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including the Company’s signature water-cooled climate control platform. The Company’s engineers continuously seek to create technology that solve the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of CEA. Though its clients do, the Company neither produces nor sells cannabis.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results, such as the Company’s ability to finance, complete and consolidate acquisition of IP, assets and operating companies, could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company such as a result of various factors, including future economic, competitive, regulatory, and market conditions. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational marijuana. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shutdowns.

At the Company

David Traylor

Chief Business Officer

(303) 993-5271

david.traylor@surna.com

Investor Relations

David Kugelman

Atlanta Capital Partners, LLC

(404) 856-9157

(866) 692-6847 Toll Free - U.S. And Canada